UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2009
TLC Vision Corporation

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-29302	980151150

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5280 Solar Drive, Suite 100, Mississauga, Ontario	L4W 5M8

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 636-534-2300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of October 13, 2009, TLC Vision Corporation (the “Company”) secured from its lenders an extension to November 15, 2009 of the previously announced limited waiver with respect to its credit facility. The credit facility, dated June 21, 2007, amended as of February 28, 2008, March 31, 2009, June 5, 2009, June 30, 2009, September 8, 2009 and “September 30, 2009, provides for an $85 million term loan and a $25 million revolving credit line. As of September 30, 2009, the amount outstanding under the credit facility was approximately US$100.1 million.
     The amendment to the Limited Waiver, dated as of October 13, 2009 (the “Limited Waiver”), among other things, provides an extension of the limited waiver through November 15, 2009 of specified defaults and provides that the lenders will, until November 15, 2009, forbear from exercising their rights arising out of the non-payment of certain principal, interest and other payments previously due. The Limited Waiver provides that the waiver period will terminate prior to November 15, 2009, if, among other things, (i) a restructuring monitor satisfactory to the steering committee for the lenders and the Company ceases to be retained by the Company to assist with the implementation of the restructuring of certain obligations and other liabilities of the Company and certain of its subsidiaries and certain related transactions, or (ii) the steering committee for the lenders reasonably determines that the Company is not making satisfactory progress with respect to the implementation and pursuit of such a restructuring. The Company has been, and continues to be, in discussions with the lenders regarding the proposed terms of such a restructuring.
Item 8.01 Other Events
     On October 22, 2009, the Company issued a press release announcing the extension of the limited waiver. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits:
10.1	Limited Waiver, dated as of October 13, 2009.

99.1	Press Release entitled “TLC Vision Secures Extension of Credit Facility Limited Waiver to November 15, 2009” issued by TLC Vision Corporation on October 22, 2009.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC VISION CORPORATION
Date: October 26, 2009	By:	/s/ James J. Hyland
		Name:	James J. Hyland
		Title:	VP Investor Relations

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EXHIBIT INDEX

Exhibit

10.1	Limited Waiver, dated as of October 13, 2009.

99.1	Press Release entitled “TLC Vision Secures Extension of Credit Facility Limited Waiver to November 15, 2009” issued by TLC Vision Corporation on October 22, 2009.

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